Exhibit 10.11

SPLIT DOLLAR AGREEMENT

This Split Dollar Agreement (hereinafter referred to as the "Agreement") is entered into this 2nd day of March, 1995, by and between Frozen Food Express Industries, Inc., a Texas corporation (herein referred to as the "Corporation") and Stoney Russell Stubbs, as Trustee of The Stubbs Irrevocable 1995 Trust, created by Stoney Milton Stubbs, Jr. and Julia B. Stubbs, as settlors, and dated March 1, 1995 (herein referred to as the "Trustee");
WHEREAS, the Trustee of The Stubbs Irrevocable 1995 Trust (herein the "Trust") has insured the joint lives of Stoney Milton Stubbs, Jr. and Julia B. Stubbs, for the benefit and protection of their family, the primary beneficiaries of the Trust, under certain policies of life insurance (hereinafter collectively referred to as the "Policy"), which are described in Exhibit "A" attached hereto and by this reference made a part hereof, and which were issued to the Trustee by Transamerica Occidental Life Insurance Company (hereinafter referred to as the "Insurer");
WHEREAS, the Corporation is willing to pay a portion of the premiums due on the Policy on the terms and conditions hereinafter set forth;
WHEREAS, the Trust is the owner of the Policy and, as such, possess all incidents of ownership in and to the Policy;
WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Trustee, in order to secure the repayments of (i) the total amount which the Corporation will pay toward the premiums on the Policy and (ii) the total amount which the Corporation has previously paid toward premiums on that certain policy of insurance insuring the joint lives of Stoney Milton

Stubbs, Jr. and Julia B. Stubbs, bearing policy number 8834031, and issued by Massachusetts Mutual

Life Insurance Company (herein the "Massachusetts Life Insurance Policy") less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy; and
WHEREAS, the parties intend that by such collateral assignment the Corporation shall receive only the right to such repayment, with the Trustee retaining all other ownership rights in the Policy, as specified herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:
1. Purchase of Policy. The Trust has contemporaneously purchased the Policy from the Insurer. The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.
2. Ownership of Policy. The Trust is the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein. The number, face amount, and plan of insurance of the Policy is recorded on Schedule "A".
It is the intention of the parties to this Agreement and the collateral assignment executed by the Trust to the Corporation in connection herewith that the Trust shall retain all rights which the Policy grants to the owner thereof; the sole right of the Corporation hereunder shall be to be repaid the total amount which it has paid toward the premiums on each of the Policy and the Massachusetts Life Insurance Policy, less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Trust's right to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Corporation hereunder. All provisions of this Agreement and of such collateral assignment shall be construed so as to carry out such intention.
3. Payment of Premiums. Except as otherwise provided herein, on or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the Trust an amount equal to the portion of the Policy's premium which exceeds the cost of current life insurance protection on the joint lives of Stoney Milton Stubbs, Jr. and Julia B. Stubbs, measured by the lower of the PS 38 cost or the Insurer's current published premium rate for such annually renewable term insurance for standard risks (as such items are determined in accordance with applicable Treasury Department rulings, regulations and tables, including without way of limitation, Revenue Ruling 55-747, Revenue Ruling 66-110, and Revenue Ruling 67-154). It is the intention under this Section 3 that the Corporation pay only that amount of the insurance premiums that is in excess. Upon receipt of the amount which the Corporation is required to contribute to the Trust under this Section 3, the Trustee shall pay the full amount of the premium to Insurer on or before the date of each Policy premium, or within the grace period provided therein.
4. Obligation of Trust to Corporation. The Trust shall be obligated to repay to the Corporation the total amount of the premiums on the Policy paid by the Corporation hereunder and the total amount of the premiums previously paid on the Massachusetts Life Insurance Policy by the Corporation (less any sums previously received by the Corporation with respect to the Massachusetts

Life Insurance Policy), as hereinafter provided.

5. Collateral Assignment. To secure the repayment to the Corporation of the total amount of the premiums on the Policy paid by the Corporation hereunder and the total amount of the premiums previously paid on the Massachusetts Life Insurance Policy by the Corporation (less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy), the Trust has, contemporaneously herewith, assigned the Policy to the Corporation as collateral, under a form approved by the Insurer for such assignments, which collateral assignment specifically provides that the sole right of the Corporation thereunder is to be repaid the total amount it has paid toward premiums on the Policy hereunder and the total amount that the Corporation previously paid toward premiums on the Massachusetts Life Insurance Policy (less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy). Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Trust surrenders or cancels the Policy, or from the death proceeds of the Policy if Stoney Milton Stubbs, Jr. and Julia B. Stubbs should die while the Policy and this Agreement remain in force. In no event shall have the Corporation have any right to borrow against or make. withdrawals from the Policy, to surrender or cancel the Policy, or to take any other action which would impair or defeat the rights of the Trust in and to the Policy. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Trust while this Agreement is in effect without the prior consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

6. Limitations on Trust's Right in Policy. The Trust shall take no action with respect to the Policy which would in way compromise or jeopardize the Corporation's right to be repaid the total amount it has paid toward premiums on the Policy and the total amount the Corporation previously paid toward premiums on the Massachusetts Life Insurance Policy (less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy) while this Agreement is in effect.
The Trust may pledge or assign the Policy, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount which will not exceed the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid, less the total amount paid toward the premiums on the Policy by the Corporation hereunder and the total amount that the Corporation has previously paid toward premiums on the Massachusetts Life Insurance Policy (less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy). Interest charges on such loan shall be the responsibility of and be paid by the Trust. For any Policy year in which the Trust borrows hereunder, the Corporation shall be correspondingly relieved of its obligation to pay any amounts toward premiums hereunder for such Policy year, to the extent of such borrowing.
The Trust shall have the sole right to surrender or cancel. the Policy, and to receive the full cash surrender value of the Policy directly from the Insurer. Upon the surrender or cancellation of the Policy, the Corporation shall have the unqualified right to receive a portion of the cash surrender value equal to the total amount of the premiums paid by it hereunder. Immediately upon receipt of the cash value of the Policy from the Insurer, the Trust shall remit to the Corporation that portion of the cash surrender value to which it is entitled hereunder and shall retain the balance, if any. Upon such receipt and payment, this Agreement shall thereupon terminate.
7. Collection of Death Proceeds. Upon the death of the latter to die of Stoney Milton Stubbs, Jr. and Julia B. Stubbs, the Corporation and the Trust shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policy. When such benefit has been collected and the Corporation is paid as provided herein, this Agreement shall thereupon terminate and the parties shall have no further obligation to each other hereunder.
Upon the death of the latter to die Stoney Milton Stubbs, Jr. and Julia B. Stubbs, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it hereunder and the total amount of the premiums previously paid by the Corporation toward premiums on the Massachusetts Life Insurance Policy (less any sums previously received by the Corporation with respect to the Massachusetts Life insurance Policy). The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Trust. In no event shall the total amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the latter to die of Stoney Milton Stubbs, Jr. and Julia B. Stubbs. No amount shall be paid from such death benefit to the Trust until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.
Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the latter to die of Stoney Milton Stubbs, Jr. and Julia B. Stubbs and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Trust shall have the unqualified right to share such premiums based on the respective cumulative contributions by the Corporation (including premiums paid by the Corporation toward the Massachusetts Life Insurance Policy, less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy) and the Trust, whereupon this Agreement shall terminate.

8. Termination of the Agreement During Lifetime of Stoney Milton Stubbs, Jr. or Julia

B. Stubbs. This Agreement shall terminate, during the lifetime of Stoney Milton Stubbs, Jr. or Julia

B. Stubbs, without notice, upon the total cessation of the Corporation's business or the bankruptcy, receivership or dissolution of the Corporation. In addition, the Trust may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.
For sixty (60) days after the date of the termination of the Agreement during the lifetime of Stoney Milton Stubbs, Jr. or Julia B. Stubbs, the Trust shall have the option of obtaining the release of the collateral assignment of the Policy given by the Trust to the Corporation pursuant hereto. To obtain such release, the Trust shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder toward the Policy and the total amount of the premium payments previously made by the Corporation toward the Massachusetts Life Insurance Policy (less any sums previously received by the Corporation with respect to the Massachusetts Life Insurance Policy). Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.
If the Trust fails to exercise the option described in the foregoing paragraph within such sixty (60) day period, then, at the written request of the Corporation, the Trust shall execute any document or documents required by the Insurer to transfer the interest of the Trust in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the total amount of the premiums on the Policy paid by it hereunder from the cash surrender value of the Policy under the collateral assignment of the Policy; provided, that in the event the cash surrender value of the Policy exceeds the total amount due to the Corporation, such excess shall be paid to the Trust.
Thereafter, neither the Trust nor its assigns, successors, or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement. Upon the

Corporation's receipt of the Policy or the cash surrender value as provided in this paragraph, this Agreement shall thereupon terminate.
9. Additional Policy Benefits and Riders. The Trust may add a rider to the Policy on the joint lives of Stoney Milton Stubbs, Jr. and Julia B. Stubbs acquired pursuant to the terms of this Agreement for the benefit of the Trust. Upon written request by the Corporation, the Trust may add a rider to the Policy for the benefit of the Corporation. Any additional premium for any rider which is added to the Policy shall be paid by the party which will be entitled to receive the proceeds of the rider.
10. Insurer Not a Party. Transamerica Occidental Life Insurance Company shall be fully discharged from any and alll liability under the terms of the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy. No provisions of this Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part for the Policy by the collateral assignment executed by the Trust and filed with the Insurer in connection herewith. Transamerica Occidental Life Insurance Company is not a party to this Agreement and is in no way responsible for its terms, conditions and provisions.
11. Amendment of Agreement. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Trust.
12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Trust, and its respective successors, assigns, beneficiaries, and trustees.

13. State Law. This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Texas.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated.

ATTEST:	FROZEN FOOD EXPRESS INDUSTRIES, INC.
By: /s/ Leonard W. Bartholomew	By: /s/ Burl G. Cott
Leonard W. Bartholomew, Secretary	Burl G. Cott, Senior Vice President

THE STUBBS IRREVOCABLE 1995 TRUST

By: /s/ Stoney Russell Stubbs
Stoney ussell Stubbs, Trustee of The Stubbs Irrevocable 1995 Trust

Exhibit “A”

The following life insurance policies are subject to the attached Split Dollar Agreement:

Insurer: Transamerica Occidental Life Insurance Company
Insured: Stoney Milton Stubbs, Jr. and Julia B. Stubbs
Policy Number:
Face Amount:	$ .00
Date of Issuance:	, 1 ___________,1995

Insurer: Transamerica Occidental Life Insurance Company
Insured: Stoney Milton Stubbs, Jr. and Julia B. Stubbs
Policy Number:
Face Amount:	$ .00
Date of Issuance:	___________ ,1995